Exhibit 23.2.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Athene Holding Ltd. of our report dated March 16, 2017 relating to the financial statements and financial statement schedules, which appear in Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

May 22, 2017